DIRECTOR STOCK OPTION AGREEMENT

          This Stock Option Agreement (the “Agreement”) has been made as of [                    ], between HEALTH MANAGEMENT ASSOCIATES, INC., a Delaware corporation (the “Company”), and[                    ](“Optionee”).

          Background.  The Optionee is a non-employee director of the Company, and this Agreement is made pursuant to the Health Management Associates, Inc. Stock Option Plan for Outside Directors (the “Plan”).  The purpose of this Agreement is to establish a written agreement evidencing options granted under the Plan.  In this Agreement “shares” shall mean shares of the Company’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), or other securities resulting from an adjustment under Section 7 of this Agreement.

          Accordingly, the parties agree as follows:

          Grant of Options.  The Company hereby grants to the Optionee [          ] options (the “Options”) to purchase an aggregate of [                    ](          ) shares under the terms and conditions hereof.

          1.     Term.  The Options become exercisable and terminate in accordance with the schedule set forth in Section 4 hereof; provided, however, that all of the Options shall lapse and terminate on the 90th day following the date on which the Optionee ceases to be a director of the Company for any reason other than his death.  In the case of the Optionee’s death while he is serving as a director of the Company, the Options shall lapse and terminate six months after the date of the Optionee’s death.  Notwithstanding any other provision hereof to the contrary, however, the Options shall expire and terminate on [                    ].  Upon any termination of the Options, the Optionee’s rights under this Agreement, including the right to exercise the Options under Section 4 hereof, shall thereupon terminate.

          2.     Price.  The price of each share purchased upon exercise of an Option is $[          ], that being the fair market value per share of the Class A Common Stock on [                    ], the grant date of the Options.

          3.     Partial Exercise.  The Options, to the extent exercisable under Section 5 hereof, may be exercised in whole or part provided that any one of the Options may not be exercised for less than one share in any single transaction.

          4.     Schedule and Method of Exercise.

(a)	Each Option is exercisable according to the following schedule:

(i)	First Option: exercisable for [ ] shares beginning on [ ] and terminating on [ ];

(ii)	Second Option: exercisable for an additional [ ] shares beginning on [ ] and terminating on [ ];

(iii)	Third Option: exercisable for an additional [ ] shares beginning on [ ] and terminating on [ ].

(iv)	Fourth Option: exercisable for an additional [ ] shares beginning on [ ] and terminating on [ ].

          5.     An Option shall be exercised by written notice given by the Optionee to the Company specifying the number of shares that the Optionee elects to purchase, accompanied by full payment, in cash, for such shares.  Alternatively, the Optionee may pay for such shares, in whole or in part, by delivery of shares of Class A Common Stock already owned by the Optionee, which will be accepted in exchange at the fair market value of the Class A Common Stock on the date of exercise.  Upon determining that compliance with this Agreement has occurred, including compliance with such reasonable requirements as  the Company may impose pursuant to Section 8 hereof, the Company shall issue certificates for the shares purchased.

          6.     No Rights of Stockholder.   No person, estate or other entity shall have the rights of a stockholder of the Company with respect to shares subject to the Options until a certificate or certificates for such shares has been delivered to the person exercising the Option.

          7.     Rights of the Company.  This Agreement does not affect the Company’s right to take any corporate action whatsoever, including its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes or stock, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

          8.     Adjustment Provisions.  In the event that (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding shares of Class A Common Stock are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or (b) new, different or additional shares or other securities of the Company or of another entity are received by the holders of Class A Common Stock; or (c) any dividend in the form of stock is paid to the holders of Class A Common Stock, or any stock split or reverse split pertaining to Class A Common Stock is effected; then appropriate adjustment shall be made to (I) the number and kind of shares or other securities that may be issued upon exercise of an Option; and (ii) the purchase price per share to be paid upon exercise of an Option.  Under no circumstance shall the Optionee be entitled to an adjustment under the Options to reflect dilution resulting from the issuance of additional stock by the Company, except as expressly provided in the preceding sentence, regardless of whether such stock is issued for less than the exercise price of the Option.

          9.     Taxes; Compliance with Laws.  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any shares deliverable under this Agreement, and the Company may defer making delivery until it is indemnified to its satisfaction for that tax.

                  (a)     The Optionee represents and warrants to the Company that the Options are being acquired by him solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same.  In addition, unless a Registration Statement with respect thereto shall be effective under the Securities Act of 1933, as amended (the “1933 Act”), each issuance of shares of Class A Common Stock upon exercise of an Option shall be conditioned upon the Company’s prior receipt of a duly executed letter of investment intent, in form and content satisfactory to counsel for the Company, of the Option holder that such shares are being acquired by such holder solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same.  Any shares of Class A Common Stock acquired by the holder upon exercise of the Option may not thereafter be offered for sale, sold or otherwise transferred unless (i) a Registration Statement with respect thereto shall be effective under the 1933 Act and the Company shall have been furnished with proof satisfactory to it that such holder has complied with applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer is exempt from the registration requirements of the 1933 Act and may otherwise be transferred in compliance with the 1933 Act and in compliance with any other applicable law, including all applicable state securities laws; and the Company may withhold transfer, registration and delivery of such securities until one of the foregoing conditions shall have been met.  Options are exercisable, and shares can be delivered under this Agreement, only in compliance with all applicable federal and state laws and securities laws, and the rules of all stock exchanges or trading markets on which the Class A Common Stock is listed or traded at any time.  Any certificate issued to evidence shares issued upon exercise of an Option shall bear an appropriate legend reflecting the foregoing.  An Option may not be exercised and shares may not be issued under any Option until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Company deems advisable.

          10.     Non-Transferability.  The Options are not transferable other than by will or the laws of descent and distribution.  Except as provided in Section 1 hereof pertaining to death of an Optionee, the Options are exercisable only during the Optionee’s lifetime, and only by him.

          11.     Tenure.  The Optionee’s right, if any, to continue to serve the Company as a director or otherwise will not be enlarged or otherwise affected by this Agreement.

          12.     The Plan.  This Agreement is subject to and controlled by the Plan.  Any necessary inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

          13.     Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the choice of law provisions of such laws).

          14.     Notices.  All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows:  if to the Company, to the Company’s principal office at 5811 Pelican Bay Blvd., Naples, Florida, 34108-2711, Attention: Senior Vice President and General Counsel; and if to the Optionee or his successor, to the address last furnished by such person to the Company.  Each such notice and communication delivered personally shall be deemed to have been given when delivered.  Each such notice and other communication given by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication given by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.  A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 13.

          15.     In General.  This Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written between them.  Modification of this Agreement or waiver of a condition herein must be written and signed by the party to be bound.  In the event that any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from the Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

          IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first above written.

HEALTH MANAGEMENT ASSOCIATES, INC.

By: